UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

 ______________________________________________________________
TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

001-36542
(Commission File Number)

Delaware	46-4780940
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 31, 2015, TerraForm AP Acquisitions Holdings, LLC (“Purchaser”), a subsidiary of TerraForm Power, Inc. (“TerraForm Power”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Atlantic Power Transmission, Inc. (“APT”) to acquire all of APT’s outstanding membership interests (including certain minority membership interests) (the “Membership Interests”) in five operating wind power assets.  The Purchase Agreement contemplates that, as part of the transaction, APT will form TerraForm AP Holdings, LLC, which will hold all of the Membership Interests prior to the closing, and in turn will be sold to Purchaser pursuant to the terms and conditions of the Purchase Agreement (the “Acquisition”). Purchaser’s proportional ownership of the five operating wind power assets, which have an aggregate installed capacity of 805.1 MW, will be 521 MW following the closing.

Purchaser will acquire the Membership Interests and wind power assets for a purchase price of $350 million, subject to working capital and other purchase price adjustments.

TerraForm Power Operating, LLC, a subsidiary of TerraForm Power has secured a fully committed bridge financing to support the transaction, consisting of an up to $515 million unsecured bridge facility (the “Bridge Financing Commitment”). The Bridge Financing Commitment is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions.

In addition to customary closing conditions, the closing of the Acquisition is also subject to the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the Federal Energy Regulatory Commission.

Each of the foregoing descriptions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed upon the earlier of the filing of (i) a Current Report on Form 8-K to report the completion of the Acquisition or (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the timing of the completion of the acquisition, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under development or construction; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties, including the acquisition of the Membership Interests from ATP; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power’s ability to borrow additional funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this report should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 7.01    Regulation FD Disclosure.

On April 1, 2015, TerraForm Power issued a press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

	By:	/s/Sebastian Deschler
Sebastian Deschler
Senior Vice President, General Counsel and Secretary

Dated: April 1, 2015.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 1, 2015.